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                                                                    EXHIBIT 99.1

                             STOCKHOLDERS' AGREEMENT

      THIS STOCKHOLDERS' AGREEMENT (this "AGREEMENT") is made and entered into as of this ___ day of September, 2005, by and among US Airways Group, Inc., a Delaware corporation, and its successors (including, as the context may require, on or after the effective date of the Plan, as reorganized pursuant to chapter 11 of the United States Bankruptcy Code) (the "COMPANY") and the purchasers of the Company's Common Stock listed on Exhibit A hereto (the "INVESTORS").

                                    RECITALS

      WHEREAS, the Investors are purchasing shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), pursuant to those certain Investment Agreements (the "INVESTMENT AGREEMENTS") as well as, in the case of Eastshore Aviation, LLC, pursuant to that certain DIP Credit Facility, as amended, (the "CREDIT FACILITY") (collectively, the "Financing");

      WHEREAS, the obligations in the Investment Agreements and Credit Facility are conditioned upon the execution and delivery of this Agreement; and

      WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the provisions as set forth below.

      NOW, THEREFORE, in consideration of these premises and intending to be legally bound, the parties hereto agree as follows:

      1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            "Affiliate" means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person, where "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that when used with respect to the Company, "Affiliate" shall not include any Investor or Affiliate thereof.

            "Cases" shall mean the voluntary petitions for protection under chapter 11 of the United States Bankruptcy Code filed by the Company and certain of its subsidiaries in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division to enable such debtors to be restructured pursuant to one or more plans of reorganization.

            "Closing Date" means the date of the closing of the purchase and sale of Common Stock under the Investment Agreements.

            "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
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            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Options" mean the options to purchase shares of Common Stock issued to the Investors in the letter agreement dated September 16, 2005.

            "Plan" shall mean the plan of reorganization to be filed in connection with the Cases upon the Company's emergence from bankruptcy.

            "Preferred Stock" shall mean any series of preferred stock of the Company issued in the future by the Company.

            "Registrable Securities" means any (i) Common Stock purchased by the Investors pursuant to the Investment Agreements and, in the case of Eastshore Aviation, LLC, the Credit Facility, including Common Stock purchased pursuant to the Options, (ii) Common Stock of the Company held by an Investor as of the date of this Agreement and (iii) Common Stock issued or issuable in respect of any of the foregoing upon any stock split, stock dividend, recapitalization or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been sold pursuant to a registration or in accordance with Rule 144.

            The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 6(a) and 6(c) hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and excluding any underwriters discounts or commissions which may be applicable). Registration Expenses shall also include the reasonable fees and disbursements for one special counsel to the selling stockholders reasonably acceptable to the Company.

            "Restricted Securities" shall mean the Common Stock purchased by the Investors pursuant to the Investment Agreements, including the Common Stock purchased pursuant to the Options, or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger or similar event until such Common Stock is sold pursuant to a registration or until such Common Stock is sold or is eligible to be sold pursuant to Rule 144, including pursuant to subsection (k) of Rule 144.

            "Rule 144" and "Rule 145" shall mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.
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            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      2. RESTRICTIONS ON TRANSFERABILITY. The Common Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2 and in Section 4 of this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor or its transferee will cause any proposed purchaser, assignee, transferee or pledgee of any Restricted Securities held by the Investor or transferee to agree, if such Securities would be Restricted Securities in the hands of such purchaser, assignee, transferee or pledgee, to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement.

      Without limiting the generality of the foregoing, each Investor agrees not to sell any Common Stock prior to the date that is six (6) months after the Closing Date; provided, that notwithstanding the foregoing, such Investor may transfer any of its Common Stock (i) to the Company or (ii) to any of its Affiliates or (iii) in a transaction involving a distribution without consideration to its constituent partners or members in proportion to their ownership interests in Investor, in each case so long as such Affiliate or constituent partners or members agree in writing to be bound by the terms of this Agreement and, if requested by the Company, such Investor's counsel provides the Company with an opinion that such transfer is exempt from the registration requirements of the Securities Act.

      3. RESTRICTIVE LEGEND. Each certificate representing Restricted Securities shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by applicable state securities laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR ANOTHER EXEMPTION FROM THE ACT.

            THE SHARES REPRESENTED BY THE CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE STOCKHOLDERS' AGREEMENT BY AND BETWEEN THE ISSUER AND THE ORIGINAL HOLDER HEREOF, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH
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            RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

Each Investor consents to the Company making a notation on its records and giving stop transfer instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

      4. TRANSFER OF RESTRICTED SECURITIES.

            (A) NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by the Company, the holder shall also provide, at such holder's election and expense, either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that no opinion of counsel or "no action" letter shall be required with respect to
      (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Restricted Securities by the holder to its constituent partners or members in proportion to their ownership interests in the holder, or (iii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder's lifetime by way of gift or on death by will or intestacy. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

            (B) REMOVAL OF LEGENDS. If any shares of Common Stock that were Restricted Securities become eligible for sale pursuant to Rule 144(k) or otherwise cease to be Restricted Securities, the Company shall, upon the request of the holder of such Common Stock, promptly remove the first legend set forth in Section 3 from the certificates for such Common Stock. At any time following the date that is six months after the Closing Date, the Company shall, upon the request of any Investor, promptly remove the second legend set forth in Section 3 from any certificates representing shares of Common Stock.
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      5. TRANSFER OF RIGHTS. The rights granted to the Investors hereunder may be assigned to any transferee of any shares of Common Stock, including any constituent partner or member of an Investor which is a partnership or limited liability company, or to an Affiliate of a holder which is a corporation, partnership or limited liability company, provided that: (i) such transferee or assignee has acquired at least twenty percent (20%) of the Common Stock previously purchased by the transferring Investor pursuant to the applicable Investment Agreement; (ii) such transfer is effected in accordance with applicable securities laws and the terms of this Agreement; (iii) written notice is promptly given to the Company; and (iv) such transferee or assignee agrees in writing to be bound by the provisions of this Agreement; provided, further, that clause (i) in the foregoing proviso shall not apply with respect to the provisions of Section 6 hereof.

      6. REGISTRATION RIGHTS.

         (A) COMPANY REGISTRATION. The Company shall (i) cause a shelf registration statement on Form S-3 (or other appropriate form) covering the resale of all of the Registrable Securities to be filed with the Commission within forty-five (45) days after the Closing Date, (ii) cause such registration statement to be declared effective by the Commission no later than six (6) months after the Closing Date and (iii) keep such registration statement continuously effective until the Investors no longer hold any Registrable Securities that may not be sold either pursuant to (x) Rule 144(k) or (y) in their entirety in a single transaction pursuant to Rule 144. The Company will include in such registration (and any related qualifications including compliance with blue sky laws), and in any underwriting involved therein, all Registrable Securities specified by any Investor in a written request or requests to the Company, made within ten days after the date of written notice of such registration from the Company to the Investors.

      If the Company proposes to register any of its shares of Common Stock (other than any registration for the account of the Company of securities issued pursuant to any employee benefit plan or in any acquisition by the Company), the Company will include in such registration all shares of Common Stock held by the holders of Registrable Securities requested to be so included; provided, however, that if, in the case of an underwritten offering, the managing underwriter informs the Company that the number of shares held by the holders of Registrable Securities requested to be included exceeds the amount which can be sold in such offering without adversely affecting the distribution of the shares being offered, the Company shall include, first, all of the shares the Company has proposed to register; second, as many of the Registrable Securities as can be included without adversely affecting such distribution; and, third, any other shares of Common Stock proposed to be included in such offering. With respect to terms and conditions not provided for in this paragraph or in this Section 6, the "piggyback" rights provided for in this paragraph are intended to be on customary terms.

         (B) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with the registration described in Section 6(a) shall be borne by the Company. All other registration expenses, if any, shall be borne by the Investors pro rata on the basis of the number of shares so registered or proposed to be so registered.
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         (C) REGISTRATION PROCEDURES. The Company will keep each Investor advised in writing as to the initiation of the registration described in Section 6(a) and as to the completion thereof. The Company will:

            (I) Registration Statement. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and cause such registration statement to become effective and remain effective, in each case in accordance with the timeframes provided in Section 6(a).

            (II) Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 6(a) above.

            (III) Prospectus. Furnish to the Investors such number of copies of the registration statement, any amendments thereto, any documents incorporated by reference therein, a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (IV) Qualification. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

            (V) Underwriting Obligations. In the event of any underwritten public offering of Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement. The Company shall, if requested by the managing underwriter or underwriters, if any, counsel to Investors, or any holder of Registrable Securities included in such offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters, counsel to Investors or any holder of Registrable Securities reasonably requests to be included therein, and which is reasonably related to the offering of such Registrable Securities, including, without limitation, with respect to the Registrable Securities being sold by such holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and the Company shall promptly make all required filings of such prospectus supplement or post-effective amendment.

            (VI) Notice. Immediately notify each Investor holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (a "SUSPENSION Notice"); provided, however, that (i) the Company shall not give more than two Suspension Notices during any period of twelve consecutive months, (ii) any such Suspension Notice shall not be given within 120 days of the end of the Suspension Notice period under the prior Suspension Notice and (iii) in no event shall the period from the date on which any holder of Registrable Securities receives a Suspension Notice until the date on which such holder receives copies of the supplemented or amended prospectus or is advised in writing by the Company that the use of the prospectus may be resumed exceed for all Suspension Notices in the aggregate, 60 days in any 365 day period. The Company will use reasonable best efforts to promptly amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (VII) Listing. Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or, if no securities are then listed, on the NASDAQ Stock Market Inc.'s National Market or on the New York Stock Exchange.

            (VIII) Transfer Agent; CUSIP Number. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration.

            (IX) Opinion, Comfort Letter. Cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

            (X) Stop Orders. Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement relating to Registrable Securities, and if one is issued, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment.

            (XI) Company Records. Make available to each Investor, any underwriter participating in any disposition pursuant to a registration statement relating to Registrable Securities, and any attorney, accountant or other agent or representative retained by any such Investor or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such

Inspector in connection with such registration statement, provided that each such Investor and Inspector has entered into a customary confidentiality agreement with respect to such Records.

            (XII) NASD Matters. Cooperate with each Investor and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), including, if appropriate, the pre-filing of a prospectus as part of a registration statement in advance of an underwritten offering.

      (D) INDEMNIFICATION.

            (I) Company Indemnification. The Company will indemnify each holder (if Registrable Securities held by such holder are included in the securities as to which such registration is being effected), each of its officers and directors and partners, and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such holder, each of its officers and directors, and each person controlling such holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder or controlling person, and stated to be specifically for use therein; provided, further, that the indemnity agreement contained in this subsection 6(d)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

            (II) Investor Indemnification. Each holder will, if Registrable Securities held by such holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, other holders of the Company's securities covered by such registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each such holder, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such holder, and will reimburse the Company, each such Investor, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or such Investors or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder and stated to be specifically for use therein; provided, further, that the indemnity agreement contained in this Subsection 6(d)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying holder (which consent shall not be unreasonably withheld or delayed). The liability of any holder for indemnification under this Section 6(d) in its capacity as a seller of Registrable Securities shall not exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement by such holder, and (ii) the amount equal to the net proceeds to such holder of the securities sold in any such registration.

            (III) Notice. Each party entitled to indemnification under this
Section 6(d) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (IV) Contribution. If the indemnification provided for in this
Section 6(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by an Investor hereunder exceed the proceeds from the offering received by such Investor.

            (V) Survival. The obligations of the Company and the Investors under this Section 6(d) shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. The provisions of this Section 6(d) shall survive any termination of this Agreement.

         (E) INFORMATION BY INVESTOR. The Investor or Investors holding Registrable Securities included in any registration shall furnish to the Company such information regarding such Investor or Investors, the Registrable Securities held by them and the distribution proposed by such Investor or Investors as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

         (F) RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use reasonable best efforts to:

            (I) Public Information. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (II) Filing. File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (III) Rule 144 Statement. So long as an Investor owns any Restricted Securities, to furnish to such Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing such Investor to sell any such securities without registration.

          (G) DELAY FEE. If: (i) any registration statement required to be filed pursuant to Section 6(a) is not filed within the time period specified therein,
(ii) a registration statement filed hereunder is not declared effective by the SEC within the time period specified in Section 6(a) or (iii) a registration statement ceases to be effective and available for resales of Registrable Securities by Investors when the Company is required to keep such registration statement effective under this Agreement, (any such failure or breach being referred to as a "REGISTRATION DEFAULT" and, for purposes of clause (i), (ii) or
(iii), the date on which such Registration Default occurs, being referred to as an "EVENT DATE"), then, in addition to, and not in lieu or limitation of, any other remedies the Investors may have in law (including damages) or equity, the Company shall pay to each Investor an amount, in cash ("RD FEES") (x) upon the occurrence of a Registration Default, an amount equal to $0.165 for each Registrable Security then held by such Investor, and (y) if the Registration Default has not been cured by the first month anniversary following the date of the Registration Default, an amount equal to $0.165 for each Registrable Security then held by such Investor, and (z) on each monthly anniversary thereafter until the Registration Default has been cured, an amount equal to $0.165 for each Registrable Security then held by such Investor; provided, however, that all periods referred to in clauses (y) and (z) above shall be tolled in respect of any Investor during delays caused by the action or inaction of such Investor, and the Company shall have no liability to such Investor in respect of any such delay. The RD Fees payable pursuant hereto shall be payable within five (5) business days following the date of the Registration Default or the monthly anniversary thereof, as the case may be. Notwithstanding anything to the contrary contained herein, RD Fees shall not be payable under this Section 6(g) for more than one Registration Default occurring or existing at any one time.

      7. ELECTION OF DIRECTORS.

            (I) At or prior to the effective time of the Merger (as such term is defined in the Investment Agreement), the Board of Directors of the Company (as such term is defined in the Investment Agreement) shall take such actions as are necessary to cause the persons indicated on Exhibit B (each an "INVESTOR DIRECTOR") to be elected to the Board of Directors of the Company, for an initial three-year term, at the effective time of the Merger; provided, however, that the directors nominated by each of PAR Investment Partners, L.P., ACE Aviation Holdings Inc. ("ACE") and Eastshore Aviation,. LLC shall be appointed to the Board of Directors of the Company on the date which is two business days after the effective time of the Merger.

            (II) In the event that ACE is entitled to designate an Investor Director pursuant to terms of its Investment Agreement, for so long as ACE, together with its Affiliates, holds not less than 66.67% of the number of shares of Common Stock (after accounting for any reverse stock split, pro rata repurchases or similar actions by the Company) acquired by it pursuant to its Investment Agreement (the "ACE DIRECTOR THRESHOLD"), the Company agrees to nominate, at the expiration of the term of ACE's Investor Director, a director nominee designated by ACE for a successive three year term and, in the event ACE's Investor Director resigns, dies or become incapacitated, the Company shall cause the vacancy so created to be filled by a designee of ACE to serve the unexpired term of the director being replaced, provided that, in either such case, the director designated or nominated by ACE meets the basic qualifications for directors, if any, contained in the Company's bylaws applicable to all directors of the Company. If ACE, together with its Affiliates, falls below the ACE Director Threshold, it shall cause its Investor Director (as indicated on Exhibit B) to resign from the Board of Directors of the Company.

            (III) With respect to any Investors other than ACE who are entitled to designate directors to the Company's Board of Directors as of the Closing Date (each a "DESIGNATING INVESTOR"), for so long as the Designating Investor, together with its Affiliates and any of their respective shareholders, partners or members, collectively, holds not less than 35% of the number of shares of Common Stock (after accounting for any reverse stock split, pro rata repurchases or similar actions by the Company) acquired by it pursuant to its Investment Agreement (the "DESIGNATING INVESTOR THRESHOLD"), the Company agrees to nominate, at the expiration of the term of the Designating Investor's designee, a director nominee designated by the Designating Investor for a successive three year term and, in the event the Designating Investor's designee resigns, dies or become incapacitated, the Company shall cause the vacancy so created to be filled by a designee of the Designating Investor to serve the unexpired term of the director being replaced, provided that, in either such case, the director designated or nominated by the Designating Investor meets the basic qualifications for directors, if any, contained in the Company's bylaws applicable to all directors of the Company. If the Designating Investor, together with its Affiliates and any of their respective shareholders, partners or members, collectively, falls below the Designating Investor Threshold, its designee shall serve out his or her term, but such Designating Investor shall no longer have a right to designate a director to the Company's Board of Directors.

      8. AMENDMENT. Except as otherwise provided herein, additional parties may be added to this Agreement and any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Investor.

Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Investor, any transferee thereof and the Company.

      9. GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of laws provisions.

      10. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

      11. SEVERABILITY. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

      12. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company's and each Investor's successors, assigns and transferees, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided that such assignee or transferee is not a "major airline" or "low cost carrier", as such terms are commonly understood in the airline industry, or an Affiliate thereof. If any assignee or transferee of any Investor shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

      13. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

         (A) STOCKHOLDER. If to an Investor, at such Investor's address as set forth in either Exhibit A, or at such other address as such Investor shall have furnished to the Company.

         (B) COMPANY. If to the Company, to:

                        US Airways Group, Inc.
                        111 West Rio Salado Parkway
                        Tempe, AZ 85281
                        Attention: General Counsel
                        Telecopy No. 480-693-5155

                        or at such other address as the Company shall have furnished to the Stockholders.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         15. OWNERSHIP. Each Investor represents and warrants to the other Investors and the Company that (a) such Investor now owns the Common Stock, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Investor has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Investor enforceable in accordance with its terms.

         16. SPECIFIC PERFORMANCE. The parties hereto specifically acknowledge that monetary damages are not an adequate remedy for violations of this Agreement, and that any party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law and to the extent the party seeking such relief would be entitled to the merits to obtain such relief, each party waives any objection to the imposition of such relief.

         17. DESIGNATION OF FORUM AND CONSENT TO JURISDICTION. The parties hereto (i) designate the courts of the State of DelawarE as the forum where all matters pertaining to this Agreement may be adjudicated, and (ii) by the foregoing designation, consent to the exclusive jurisdiction and venue of such courts for the purpose of adjudicating all matters pertaining to this Agreement.

         18. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR RELATED TO THIS AGREEMENT. INSTEAD, ANY SUCH DISPUTES RESOLVED IN COURT SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         19. STOCK SPLIT. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

                             [Signatures Next Page]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first set forth above.

                              US AIRWAYS GROUP, INC.

                              By:
                                 ------------------------------
                                 Name:
                                 Title:


                              ACE AVIATION HOLDINGS INC.

                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              EASTSHORE AVIATION, LLC

                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              PAR INVESTMENT PARTNERS, L.P.

                              By:    PAR GROUP, L.P.
                                     its general partner

                              By:    PAR CAPITAL MANAGEMENT, INC.
                                     its general partner


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              PENINSULA INVESTMENT PARTNERS, L.P.


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              WELLINGTON MANAGEMENT COMPANY, LLP, AS INVESTMENT ADVISER TO EACH INVESTOR LISTED ON SCHEDULE 1 OF ITS INVESTMENT AGREEMENT, DATED MAY 27, 2005

                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              TUDOR INVESTMENT CORP., AS INVESTMENT ADVISER TO EACH INVESTOR LISTED ON SCHEDULE 1 OF ITS INVESTMENT AGREEMENT, DATED JULY 7, 2005 (OTHER THAN TUDOR PROPRIETARY TRADING, L.L.C.)


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                              TUDOR PROPRIETARY TRADING, L.L.C.


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                                    EXHIBIT A

                                    INVESTORS

                                                   SHARES PURCHASED ON THE
NAME AND ADDRESS                                       CLOSING DATE(1)

ACE Aviation Holdings Inc.                                5,000,000
5100 de Maisonneuve Boulevard West
Montreal, Quebec, Canada, H4A 3T2
Fax: (514) 422-5789
Attention: Chief Legal Officer

With a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Fax: (212) 403-2000
Attention: Mark Gordon

And a copy to:

Stikeman Elliot Barristers & Solicitors
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9, Canada
Fax: (416) 947-0866
Attention: Marvin Yontef
------------------


----------
(1) Pursuant to the Investment Agreements and Credit Facility, as amended by those certain letter agreements dated as of July 7, 2005 and September 16, 2005, the Investors each have the option to purchase additional shares of Common Stock, which will not be exercised until after the Closing Date. Therefore, any shares of Common Stock that the Investors may receive pursuant to these options are not reflected in this Exhibit A.

Eastshore Aviation, LLC                                   8,333,333
W6390 Challenger Drive, Suite 203
Appleton, WI 54924
Fax: (920) 749-7158
Attention: Christine Deister

With a copy to:

Reinhart Boemer Van Deuren s.c.
1000 North Water Street, Suite 1900
Milwaukee, WI 53202
Fax: (414) 298-8097
Attention: Peter C. Blain, Esq.

--------------------
PAR Investment Partners, L.P.                             6,768,485
One International Place, Suite 2401
Boston, MA 02110
Fax: (617) 556-8875
Attention: Edward L. Shapiro

With a copy to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Fax: 617-523-1231
Attention: Jeffrey C. Hadden

--------------------
Peninsula Capital Advisors, LLC                           3,333,333
404B East Main Street
Charlottesville, VA 22902
Fax: 434-220-9321
Attention: Ted Weschler

With a copy to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Fax: 617-523-1231
Attention: Jeffrey C. Hadden

--------------------

Wellington Management Company, LLP (as                    9,090,900
investment adviser to each Investor listed on
Schedule 1 of its Investment Agreement, dated     (total shares owned by all
May 27, 2005)                                    investors listed on Schedule
75 State Street                                 1 of the Investment Agreement
Boston, MA  02109                                    dated May 27, 2005)
Fax:  (617) 790-7760
Attention:  Legal Services Department
--------------------

                                                          3,939,394
Tudor Proprietary Trading, L.L.C. and
certain investors for which Tudor
Investment Corp. acts as investment
adviser, as listed on Schedule 1 of
the Investment Agreement dated
July 7, 2005
1275 King Street                                  (total shares owned by all
Greenwich, Connecticut  06831                    investors listed on Schedule
Fax: (203) 552-8400                             1 of the Investment Agreement
Attention: Mr. Stephen N. Waldman                    dated July 7, 2005)

With a copy to:

Boies, Schiller & Flexner LLP
570 Lexington Avenue
16th Floor
New York, New York  10022
Fax: (212) 446-2350
Attention: George Y. Liu, Esq.
--------------------

                                    EXHIBIT B

                               BOARD OF DIRECTORS

Directors nominated by the Company

Bruce R. Lakefield
Cheryl G. Krongard
Hans Mirka
George M. Philip

Directors nominated by America West Holdings Corporation

W. Douglas Parker
Herbert M. Baum
Richard C. Kraemer
Denise M. O'Leary
Richard P. Schifter
J. Steven Whisler

Director nominated by PAR Investment Partners, L.P.

Edward Shapiro

Director nominated by ACE Aviation Holdings Inc.

Robert Milton

Director nominated by Eastshore Aviation, LLC

Richard Bartlett